CIMAREX ENERGY CO.
1700 Lincoln Street, Suite 3700
Denver, Colorado 80203-4553

NOTICE OF GRANT OF RESTRICTED STOCK
AND AWARD AGREEMENT

Restricted Stock Holder: <first_name> <last_name>

Date of Grant: <award_date>

Number of Shares of Restricted Stock: <shares_awarded>

Restriction Period Ends: <vest_schedule_description>

By accepting this agreement online, you and Cimarex Energy Co. (the “Company”) agree that the Restricted Stock is granted under and governed by the terms and conditions of the Company’s 2019 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), both of which are attached and made a part of this document. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

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AWARD AGREEMENT

1.    Grant of Restricted Stock. The Company grants you Shares of Restricted Stock as set forth in the foregoing Notice of Grant. The Shares of Restricted Stock may be evidenced in the manner the Company deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

2.    Restrictions on Transfer. You shall not sell, assign, transfer by gift or otherwise, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares prior to the end of the Restriction Period or as otherwise permitted by this Agreement or the terms of the Plan.

3.    Termination of Employment.

(a)    Death or Disability. If your employment with the Company terminates on account of death or Disability prior to the end of the Restriction Period, the Restricted Stock will be fully vested and payable as of the date of such death or disability.

(b)    Other Terminations. If your employment with the Company terminates prior to the end of the Restriction Period for any reason other than death or Disability, whether or not your termination is voluntary or involuntary, your unvested Restricted Stock will be forfeited, and you shall immediately transfer and assign to the Company, without any consideration, all unvested Restricted Stock, and you shall not exercise any of the privileges or rights of a stockholder with respect to the Restricted Stock.

4.    Change in Control. Upon the occurrence of a Change in Control, the Restricted Stock will be fully vested and freely transferable, except that you shall not make any sale or transfer that would conflict with or violate any of the provisions of the Securities Act of 1933 or applicable state securities laws or the Company’s insider trading policy. The Committee may also provide for the assumption or substitution of the Restricted Stock by the surviving entity on terms comparable to the terms of this Agreement and may make any other provision for the Restricted Stock as the Committee, in its sole discretion, deems appropriate.

5.    Removal of Restrictions. Upon the expiration of the Restriction Period, the Company shall deliver Shares to you. The Company may elect to electronically deliver the Shares to your account at a brokerage firm selected by the Company.

6.    Withholding Taxes. Unless you make other arrangements with the Company, the Company will withhold a number of Shares having a Fair Market Value (as defined in the Plan) on the date of payment equal to the minimum statutory total tax which could be withheld on the transaction. You may also make arrangements with the Company to pay the amount of taxes required by law or to deliver to the Company previously owned Shares having a Fair Market Value on the date of payment equal to the minimum statutory total tax. In no event will any form of payment made by you be permitted if it would result in an accounting charge with respect to Shares delivered to pay such taxes, unless otherwise approved by the Committee.

7.    Effect of Prohibited Transfer. If any transfer of Shares of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company will have the right to acquire, without the payment of any consideration, such Shares from you or your transferee, at any time before or after a prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other

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equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement as a stockholder and may retain and/or recover all dividends on such Shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.
8.    Adjustments to the Stock. During the Restriction Period, the Plan provides for certain adjustments to the number of Shares in connection with a reorganization or other changes to the Company’s common stock.

9.    Rights as a Stockholder. During the Restriction Period, you will have the right to receive dividends and to vote the Shares of Restricted Stock. If any dividends or distributions are paid in Shares of Common Stock, all of these Shares will be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.
10.    Miscellaneous.

(a)    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered electronically, personally or mailed (U.S. Mail) by the Company to you at your then current address as maintained by the Company or such other address as you may advise the Company in writing. Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth in this paragraph, in the case of a mailed notice, or as of the date delivered in the case of electronic or personal delivery.

(b)    Amendment. Except as provided herein or in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and you.

(c)    Defined Terms. Capitalized terms have the meaning set forth in the Plan or herein, as the case may be.

(d)    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)    Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

(f)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and you and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(g)    No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed as giving you any right to remain employed by (or provide other service to) the Company, any Subsidiary or any Affiliated Entity. The Company reserves the right to terminate your employment (or other service) at any time.

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(h)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Attachments:

These documents constitute part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Cimarex Energy Co. 2019 Equity Incentive Plan
Summary of the Cimarex Energy Co. 2019 Equity Incentive Plan
Form 10-K and other periodic reports [SEC Filings]

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